United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

FTAC OLYMPUS ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39469	98-1540161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	FTOCU	NASDAQ Capital Market
Class A ordinary shares, par value $0.0001 per share	FTOC	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one Class A ordinary share	FTOCW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events.

On June 25, 2021 (the “Closing Date”), FTAC Olympus Acquisition Corp. (the “Company”), completed its previously announced reorganization and business combination with Payoneer Global Inc. (“Payoneer”), formerly known as New Starship Parent Inc., pursuant to the Agreement and Plan of Reorganization, dated as of February 3, 2021, as amended on February 16, 2021, May 10, 2021 and June 22, 2021, by and among the Company, Payoneer, Payoneer Inc., Starship Merger Sub I Inc. and Starship Merger Sub II Inc. Payoneer will provide additional details of the transaction and other matters in a Current Report on Form 8-K to be filed within four business days after the Closing Date.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

June 25, 2021	By:	/s/ Ryan M. Gilbert
Name: Ryan M. Gilbert
Title: Chief Executive Officer

2